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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 33-2056), Form S-8 (File No. 2-98858), Form S-8 (File No. 33-20734), Form S-8 (File No. 33-25698), Form S-8
(File No. 33-38121), Form S-8 (File No. 33-38122), Form S-8 (File No. 33-53747),
Form S-8 (File No. 33-55501), Form S-3 (File No. 33-61563), Form S-8 (File No. 333-11859), Form S-8 (File No. 333-11909), Form S-8 (File No. 333-27211), Form
S-4 (File No. 333-66961), Form S-3 (File No. 333-74389), Form S-8 (File No.
333-78935) and Form S-8 (File No. 333-66961) of our report (which includes an explanatory paragraph relating to the Company's change in its application of the LIFO method of accounting for store inventories as of December 28, 1997) dated January 28, 1999, except for the Guarantor Subsidiaries note, as to which the date is August 13, 1999, on our audits of the consolidated financial statements of The Kroger Co. as of and for the three years ended January 2, 1999, which report is included in this Current Report on Form 8-K.


(PricewaterhouseCoopers LLP)
PricewaterhouseCoopers LLP
Cincinnati, Ohio
August 20, 1999